RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2004, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Holdings”) and GREENPOINT MORTGAGE FUNDING, INC., a New York corporation organized under the laws of the State of New York (the “Servicer”), and acknowledged by AURORA LOAN SERVICES INC., a Delaware corporation, as Master Servicer under the Trust Agreement (as defined herein), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Trust Agreement defined herein (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (“Lehman Brothers Bank”) acquired certain conventional, residential, fixed rate, first lien mortgage loans from the Servicer, which mortgage loans were either originated or acquired by the Servicer.

WHEREAS, certain of these mortgage loans are currently being serviced by the Servicer pursuant to a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement dated as of August 1, 2003, between Lehman Brothers Bank, as the Purchaser, and the Servicer, as the Company (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW), (hereinafter, the “PWSA”) and annexed hereto as Exhibit B.

WHEREAS, pursuant to an assignment and assumption agreement dated as of May 1, 2004 (the “Assignment and Assumption Agreement”) and annexed hereto as Exhibit C, Lehman Brothers Bank has assigned all of its rights, title and interest in certain of these mortgage loans as identified on Exhibit E hereto (the “Mortgage Loans”) as well as all of its rights and obligations as purchaser under the PWSA to the Seller, and the Seller has accepted such assignment.

WHEREAS, the Seller has conveyed the Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”) pursuant to a mortgage loan sale and assignment agreement dated as of May 1, 2004 (the “Mortgage Loan Sale and Assignment Agreement”), and SASCO in turn has conveyed the Mortgage Loans to the Trustee, pursuant to a trust agreement dated as of May 1, 2004 (the “Trust Agreement”), among the Trustee, Aurora Loan Services Inc., as master servicer (“Aurora,” and together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”) and the Depositor.

WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the PWSA shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the PWSA incorporated by reference herein (regardless if such terms are defined in the PWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2.

Custodianship.  The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to the Custodial Agreement dated as of May 1, 2004, between U.S. Bank National Association and the Trustee.

3.

Servicing.  The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the PWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the PWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Section 5.05 and Section 6.01 of the PWSA, the remittance on June 18, 2004 to the Trust Fund is to include principal due after May 1, 2004 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period, exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 6.01 of the PWSA.

5.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee and the SASCO 2004-11XS Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as Lehman Brothers Bank under the PWSA to enforce the obligations of the Servicer under the PWSA and the term “Purchaser” as used in the PWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article X of the PWSA.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of obligations of Lehman Brothers Bank under the PWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6.

No Representations.  Neither the Servicer nor the Master Servicer shall be obligated or required to make any additional representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7.

Notices.  All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado 80014

Attn:  E. Todd Whittemore, Master Servicing,

SASCO 2004-11XS

Telephone:  (303) 632-3000

Facsimile:  (303) 632-3123

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

JPMorgan Chase Bank

New York, New York

ABA#:  021-000-021

Account Name:

Aurora Loan Services Inc.,

Master Servicing Payment Clearing Account

Account Number:  066-611059

Beneficiary:  Aurora Loan Services, Inc.

For further credit to:  SASCO 2004-11XS

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group SASCO 2004-11XS

Telephone:  (312) 904-7992

Facsimile:  (312) 904-2084

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention:  Contract Finance – Leslee Gelber

Telephone No.:  (212) 884-6292

Facsimile:  (212) 884-6450

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the PWSA.

8.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

10.

Termination.  Upon the termination of the Trust Fund pursuant to Article VII of the Trust Agreement, this Agreement shall terminate, and thereafter, the Mortgage Loans shall be serviced in accordance with the terms of the PWSA.  In the event that the PWSA was terminated prior to the termination of the Trust Fund, the Servicer and the Master Servicer shall enter into a replacement servicing agreement with respect to the Mortgage Loans, which agreement shall be similar to the PWSA in all material respects.  In the event that the Master Servicer and the Servicer fail to enter into a replacement servicing agreement promptly after the termination of the Trust Fund, the Master Servicer may transfer the servicing of the Mortgage Loans to a third party servicer at its sole discretion; provided that the Mortgage Loans shall be serviced in accordance with the terms of this Agreement until such time the servicing of the Mortgage Loans has been transferred to such third-party servicer.

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By: /s/ Joseph J. Kelly

Name: Joseph J. Kelly

Title:   Authorized Signatory

GREENPOINT MORTGAGE FUNDING, INC.,

as Servicer

By:  /s/ Mike Spina

Name:  Mike Spina

Title:   Senior Vice President

Acknowledged:

AURORA LOAN SERVICES INC.,

as Master Servicer

By:  /s/ E. Todd Whittemore

       Name: E. Todd Whittemore

       Title:   Executive Vice President

LASALLE BANK NATIONAL ASSOCIATION,

   as Trustee and not individually

By: /s/ Christopher Lewis

       Name: Christopher Lewis

       Title:   Assistant Vice President

EXHIBIT A

Modifications to the PWSA

1.

Unless otherwise specified herein, any provisions of the PWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Agency Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement.  The exhibits to the PWSA and all references to such exhibits shall also be disregarded.

2.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

“Custodial Agreement” means the Custodial Agreement dated May 1, 2004, between U.S. Bank National Association, as custodian, and the Trustee.

3.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

“Custodian” means U.S. Bank National Association.

4.

The definition of “Determination Date” in Article I is hereby amended in its entirety to read as follows:

“Determination Date”:  The fifteenth (15th) day of the calendar month of the related Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

5.

The definition of “Eligible Investments” in Article I is hereby amended in its entirety to read as follows:

“Eligible Investments”:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

6.

The definition of “GNMA” is hereby added to Article I to immediately follow the definition of “Freddie Mac”:

“GNMA”:  The Government National Mortgage Association, or any successor thereto.

7.

The definition of “Master Servicer” in Article I is hereby deleted in its entirety.

8.

The definition of “Mortgage Loan” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan”:  An individual servicing retained Mortgage Loan which has been purchased from the Servicer by Lehman Brothers Bank, FSB and is subject to this Agreement, being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

9.

The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan Schedule”  The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans purchased from the Servicer by Lehman Brothers Bank, FSB pursuant to the PWSA, which Mortgage Loan Schedule is attached as Exhibit E to this Agreement.

10.

The definition of “Prepayment Interest Shortfall Amount” is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

11.

The definition of “Qualified Depository” is hereby amended in its entirety to read as follows:

“Qualified Depository”:  Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s or comparable rating with other recognized rating agencies if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.

12.

The definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

“Qualified GIC”:  A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b)

provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d)

provide that the Servicer’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

13.

The definition of “Rating Agency” is hereby amended and restated in its entirety to read as follows:

“Rating Agency”:  Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor of the foregoing.

14.

A new definition of “Sarbanes Certifying Party” is added to Article I to immediately follow the definition of “SAIF” to read as follows:

“Sarbanes Certifying Party” means a Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

15.

The parties acknowledge that Section 2.03 (Custodial Agreement; Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

16.

Section 4.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 4.01 (a) through (f), (h), (i) (k), (m), (n) and (o) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer.  Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 4.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s or Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 4.03 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

17.

Section 5.01 (Seller to Act as Servicer) is hereby amended as follows:

(i)

by deleting the first, second and third sentences of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

(ii)

by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

18.

Section 5.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(a)

the words “Greenpoint Mortgage Funding, Inc. in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW” in the first sentence of the first paragraph shall be replaced by the following words:  “Greenpoint Mortgage Funding, Inc. in trust for the SASCO 2004-11XS Trust Fund.”

(b)

by amending clause (xii) to read as follows:

(xii)

the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer’s own funds without any right to reimbursement therefor;

19.

Section 5.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words “Greenpoint Mortgage Funding, Inc., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW, and various Mortgagors” in the first sentence of the first paragraph, and replacing it with the following words:

“Greenpoint Mortgage Funding, Inc., in trust for the SASCO 2004-11XS Trust Fund”.

20.

Section 6.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank

New York, New York

ABA #: 021-000-021

Account Name:

Aurora Loan Services Inc.

Master Servicing Payment Clearing Account

Account Number: 066-611059

Beneficiary:  Aurora Loan Services Inc.

For further credit to:  SASCO 2004-11XS

21.

Section 7.05 (Annual Officer’s Certificate) is hereby amended by (a) adding (a) prior to the first paragraph of such Section and (b) by adding the following paragraph after the first paragraph of such Section:

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, not later than February 28th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that the Sarbanes Certifying Party provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such parties, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Sarbanes Certifying Party for the benefit of the Trust Fund and the Sarbanes Certifying Party and its officers, directors and affiliates, in the form of Exhibit F hereto.

22.

Section 8.04 (Additional Indemnification by the Seller) is hereby amended and restated in its entirety to read as follows:

Section 8.04

Additional Indemnification by the Seller.

The Servicer shall indemnify Lehman Brothers Holdings Inc., the Trust Fund, the Trustee, the Depositor and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 7.05(b) hereunder) or for any inaccurate or misleading information provided in the certification required pursuant to Section 7.05(b).  The Servicer immediately shall notify Lehman Brothers Holdings Inc., the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim.  The Servicer shall follow any written instructions received from the Master Servcer or the Trustee in connection with such claim.  The Servicer shall provide the Trustee (with a copy to the Master Servicer) with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 8.04, and the Trustee (after consultation with the Master Servicer) from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

23.

Section 10.01 (Events of Default) is hereby amended by (i) changing any reference to “Purchaser” to “Master Servicer” and (ii) replacing the last paragraph thereof with the following:

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by the Lehman Brothers Holdings Inc. and the Master Servicer.  Upon written request from the Seller, the Servicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with Lehman Brothers Holdings Inc. and the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

24.

Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer with the prior written consent of the Trustee.”

25.

Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)

mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies.

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

26.

The first paragraph of Section 11.02 (Termination Without Cause) is hereby amended by replacing the first reference to “Purchaser” with “Trust Fund”, by replacing the second and third references to “Purchaser” with “Lehman Brothers Holdings Inc. (with the prior consent of the Trustee)” and by replacing all other references to “Purchaser” with “Lehman Brothers Holdings Inc.”

27.

Section 12.01 (Successor to Seller) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.05, 10.01, 11.01(ii) or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, Lehman Brothers Holdings Inc., the Trustee and each Rating Agency (as such term is defined in the Trust Agreement).  Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.  In connection with such appointment and assumption, the Master Servicer or Lehman Brothers Holdings Inc., as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.01 and 4.02 and the remedies available to the Trust Fund under Section 4.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 8.05, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within three (3) Business Days of the appointment of a successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan Documents and related documents and statements held by it hereunder to the successor Servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

28.

Section 12.02 (Amendment) is hereby amended by replacing the words “by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser” with “by written agreement by the Servicer and Lehman Brothers Holdings Inc., with the written consent of the Master Servicer and the Trustee.”

29.

Sections 12.03 (Closing), 12.04 (Closing Documents) and 12.05 (Costs) are hereby deleted in their entirety.

30.

Section 12.07 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

31.

Section 12.13 (Assignment by Purchaser) is hereby deleted in its entirety and replaced with the following:

Acknowledgement.  The Servicer hereby acknowledges that the rights of Lehman Brothers Holdings Inc. under the PWSA, as amended by this Agreement, will be assigned to SASCO under the Mortgage Loan Sale and Assignment Agreement, and subsequently to the Trust Fund under the Trust Agreement and agrees that the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be an assignment and assumption agreement or other assignment document required pursuant to this Section 12.13 and will constitute an assignment and assumption of the rights of Lehman Brothers Holdings Inc. under the PWSA to SASCO and the Trust Fund, as applicable.  In addition, the Trust Fund will make a REMIC election.  The Servicer hereby consents to such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

32.

Section 12.14 (No Personal Solicitation) is hereby amended by replacing the words “the Purchaser” with “Lehman Brothers Holdings Inc.” in each instance.

33.

Exhibit F-2 (Standard Layout for Monthly Defaulted Loan Report) is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

34.

Intended Third Party Beneficiaries.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

EXHIBIT B

Flow Mortgage Loan Purchase, Warranties and Servicing Agreement

=========================================================

Lehman Brothers Bank, FSB

Purchaser

and

GREENPOINT MORTGAGE FUNDING INC.

Seller

FLOW MORTGAGE LOAN PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of August 1, 2003

__________________________________________

Conventional Residential Adjustable and Fixed Rate Mortgage Loans

Group No. 2003-FLOW

=========================================================

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

12

Section 2.02

Books and Records; Transfers of Mortgage Loans.

12

Section 2.03

Custodial Agreement; Delivery of Documents.

13

ARTICLE III

PURCHASE PRICE

ARTICLE IV

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 4.01

Seller Representations and Warranties.

15

Section 4.02

Representations and Warranties Regarding Individual Mortgage Loans.

17

Section 4.03

Remedies for Breach of Representations and Warranties.

29

Section 4.04

Post Closing Due Diligence.

31

Section 4.05

Restrictions and Requirements Applicable in the Event
that a Mortgage Loan is Acquired by a REMIC.

32

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01

Seller to Act as Servicer.

34

Section 5.02

Liquidation of Mortgage Loans.

35

Section 5.03

Collection of Mortgage Loan Payments.

36

Section 5.04

Establishment of and Deposits to Custodial Account.

36

Section 5.05

Permitted Withdrawals From Custodial Account.

38

Section 5.06

Establishment of and Deposits to Escrow Account.

39

Section 5.07

Permitted Withdrawals From Escrow Account.

39

Section 5.08

Completion and Recordation of Assignment of Mortgage.

40

Section 5.09

Payment of Taxes, Insurance and Other Charges.

40

Section 5.10

Protection of Accounts.

41

Section 5.11

Maintenance of Hazard Insurance.

41

Section 5.12

Maintenance of Mortgage Insurance.

43

Section 5.13

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

44

Section 5.14

Inspections.

44

Section 5.15

Restoration of Mortgaged Property.

44

Section 5.16

Maintenance of PMI and/or LPMI Policy; Claims.

45

Section 5.17

Title, Management and Disposition of REO Property.

46

Section 5.18

Real Estate Owned Reports.

48

Section 5.19

Liquidation Reports.

48

Section 5.20

Notification of Adjustments.

48

Section 5.21

Reports of Foreclosures and Abandonments
of Mortgaged Property.

49

Section 5.22

Prepayment Charges.

49

Section 5.23

Credit Reporting.

49

Section 5.24

Safeguarding Customer Information.

49

ARTICLE VI

PAYMENTS TO PURCHASER

Section 6.01

Remittances.

50

Section 6.02

Statements to Purchaser.

50

Section 6.03

Due Dates Other Than the First of the Month.

51

Section 6.04

Monthly Advances by Seller.

51

ARTICLE VII

GENERAL SERVICING PROCEDURES

Section 7.01

Transfers of Mortgaged Property.

52

Section 7.02

Satisfaction of Mortgages and Release of Mortgage Files.

52

Section 7.03

Servicing Compensation.

53

Section 7.04

Annual Audit Report.

53

Section 7.05

Annual Officer’s Certificate.

54

Section 7.06

Right to Examine Seller Records.

54

ARTICLE VIII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 8.01

Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

54

Section 8.02

Transfer of Servicing Following Reconstitution.

56

Section 8.03

Purchaser’s Repurchase and Indemnification Obligations.

57

Section 8.04

Additional Indemnification by the Seller.

58

Section 8.05

Transfer Of Servicing.

58

ARTICLE IX

THE SELLER

Section 9.01

Merger or Consolidation of the Seller.

59

Section 9.02

Limitation on Liability of Seller and Others.

59

Section 9.03

Limitation on Resignation and Assignment by Seller.

59

Section 9.04

Limitation on Assignment by the Seller.

60

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

60

Section 10.02

Waiver of Defaults.

62

ARTICLE XI

TERMINATION

Section 11.01

Termination.

62

Section 11.02

Termination Without Cause.

62

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Seller.

63

Section 12.02

Amendment.

64

Section 12.03

Closing.

64

Section 12.04

Closing Documents.

65

Section 12.05

Costs.

66

Section 12.06

Governing Law.

67

Section 12.07

Duration of Agreement.

67

Section 12.08

Notices.

67

Section 12.09

Severability of Provisions.

67

Section 12.10

Relationship of Parties.

68

Section 12.11

Execution; Successors and Assigns.

68

Section 12.12

Recordation of Assignments of Mortgage.

68

Section 12.13

Assignment by Purchaser.

69

Section 12.14

No Personal Solicitation.

69

Section 12.15

Confidential Information

69

Section 12.16

Appointment and Designation of Master Servicer.

71

Section 12.17

Waivers; Other Agreements.

71

Section 12.18

Exhibits.

71

Section 12.19

General Interpretive Principles.

71

EXHIBITS

EXHIBIT A-1

ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

EXHIBIT A-2

MORTGAGE LOAN SCHEDULE DATA FIELDS

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

EXHIBIT C

RESERVED

EXHIBIT D-1

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

EXHIBIT D-2

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT E-1

FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT E-2

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT F-1

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT F-2

STANDARD LAYOUT FOR DEFAULTED LOAN REPORT

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT H

SELLER’S OFFICER’S CERTIFICATE

EXHIBIT I

FORM OF OPINION OF COUNSEL TO SELLER

EXHIBIT J-1

SECURITY RELEASE CERTIFICATION

EXHIBIT J-2

SECURITY RELEASE CERTIFICATION

This is a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement for residential conventional adjustable rate first lien and fixed rate first and second lien mortgage loans, dated and effective as of August 1, 2003, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”) and Greenpoint Mortgage Funding Inc., as seller (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Seller, certain fixed and adjustable rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing retained basis as described herein, and which shall be delivered as whole loans on the related Closing Date, as defined below;

WHEREAS, each Mortgage Loan will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Acknowledgment and Conveyance Agreement:  The agreement, substantially in the form of Exhibit A-1 hereto, to be executed by the Seller and the Purchaser on each Closing Date.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Seller as “servicer thereunder”.

Agreement:  This Flow Mortgage Loan Purchase, Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Ancillary Income:  All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Seller shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Appraised Value:  The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Approved Flood Policy Insurer: Any of the following insurers: Flood Data Services, Inc., Flood Zone, Inc., GEOTrac or Transamerica Flood Hazard Certification.

Approved Tax Service Contract Provider: Any of the following providers: First American, TransAmerica, Lereta or Fidelity.

ARM Mortgage Loan: A Mortgage Loan pursuant to which the interest rate shall be adjusted from time to time in accordance with the related Mortgage Note.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser, or in the case of a MERS Mortgage Loan, a confirmed electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

BIF:

The Bank Insurance Fund, or any successor thereto.

BPO:  A broker’s price opinion obtained by the Purchaser.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date:  Means a date on which the Seller shall sell and the Purchaser shall purchase Mortgage Loans under this Agreement as set forth in the related Purchase Price and Terms Agreement.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV:  With respect to any Second Lien Mortgage Loan, the ratio of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan at origination and (ii) the original principal amount of any related First Lien (as of the Cut-off Date)(unless otherwise indicated) and (b) the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Credit Grade:  As defined in the Underwriting Guidelines.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date:  With respect to any Mortgage Loan purchased on a Closing Date, the first day of the month in which the related Closing Date occurs, or such other date as may be set forth in the related Purchase Price and Terms Agreement.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Seller in accordance with the terms of this Agreement.

Determination Date:  The last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of the related Remittance Date.

Disqualified Organization:  An organization defined as such in Section 860E(e) of the Code.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(a)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(b)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; provided, further, that upon a Pass-Through Transfer, the Eligible Investments permitted thereunder shall be set forth in the related Reconstitution Agreement.

Notwithstanding anything herein to the contrary, with respect to Mortgage Loans subject to an Agency Transfer or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of “Eligible Investments”, then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 5.13.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 5.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FICO Score: shall mean the Mortgagor’s FICO score calculated as the lower of two scores or the middle of three scores.

Fidelity Bond:  A fidelity bond to be maintained by the Seller pursuant to Section 4.12.

First Lien:  With respect to any Second Lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin:  With respect to each ARM Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index:  With respect to each ARM Mortgage Loan, the applicable rate, on each Interest Rate Adjustment Date, which shall be adjusted semi-annually based upon the rate per annum equal to the average of interbank offered rates for six-month U.S. Dollar Denominated deposits in the London Market (LIBOR) as published in the Wall Street Journal.

Initial Mortgage Interest Rate Cap:  With respect to each ARM Mortgage Loan, the limit on the initial Mortgage Interest Rate adjustment such that, as to each Mortgage Loan on the initial Interest Rate Adjustment Date, no change in the Mortgage Interest Rate shall exceed 3% above the Mortgage Interest Rate in effect immediately prior to the initial Interest Rate Adjustment Date of the related Mortgage Loan.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date:  With respect to each ARM Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Lifetime Rate Cap:  With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder, as set forth on the Mortgage Loan Schedule.  The Mortgage Interest Rate during the term of each Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original principal amount of the Mortgage Loan at origination to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

Master Servicer:  As such term is defined in Section 3.16.

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan following Reconstitution, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan on the Due Date in the related Due Period, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Insurance Policy:  A mortgage blanket hazard insurance policy as described in Section 5.12.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note, which, with respect to each ARM Mortgage Loan, is adjusted from time to time in accordance with the provisions of the Mortgage Note, without regard to any modification of the Mortgage Note.

Mortgage Interest Rate Cap: With respect to each ARM Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed as Annex 1 to the related Acknowledgment and Conveyance Agreement, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit B hereto.

Mortgage Loan Package:  A group of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date and set forth on the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  A schedule of Mortgage Loans annexed as Annex 1 to each Acknowledgment and Conveyance Agreement, each such schedule setting forth the data and information listed on Exhibit A-2 with respect to each Mortgage Loan.

Mortgage Note:  The Mortgage Note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Notice of Intent: As defined in Section 4.02 hereof.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Seller and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any Master Servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with the Seller or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Seller as “servicer” (with or without a Master Servicer) thereunder.

Periodic Rate Cap:  With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.  The Periodic Rate Cap for each ARM Mortgage Loan is the rate set forth on the related Mortgage Loan Schedule.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms of the related Mortgage Note.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in Article III of this Agreement.

Purchase Price and Terms Agreement:  With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement by and between the Seller and the Purchaser setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of any Closing Date.

Purchaser: Lehman Brothers Bank, FSB or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency:  Any of Fitch, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, A Division of The McGraw-Hill Companies, Inc., or their respective successors.

Reconstitution: A Pass-Through Transfer, a Whole Loan Transfer or an Agency Transfer.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Seller, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers’ & Servicers’ Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer.  Such agreement or agreements shall prescribe the rights and obligations of the Seller in servicing the related Mortgage Loans and shall provide for servicing compensation to the Seller (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Seller in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 8.01 hereof.  On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Seller’s servicing responsibilities (but not its obligations as Seller and originator hereunder) shall cease under this Agreement with respect to the related transferred Mortgage Loans.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month.

REO Disposition: The final sale by the Seller of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 5.17.

REO Property:  A Mortgaged Property acquired by the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 5.17.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) the Stated Principal Balance of the Mortgage Loan plus (b) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

Seller:  Greenpoint Mortgage Funding Inc. and its successors and assigns.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration, protection and inspection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 5.01. 5.02, 5.08, 5.11, 5.14 and 5.15.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation, Condemnation or Insurance Proceeds) of such Monthly Payment collected by the Seller.

Servicing Fee Rate:  0.25% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Officer:  Any officer of the Seller involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan, (a) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal received on or before such date, minus (b) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Tax Returns:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Texas Home Equity Loan: An extension of credit described in Section 50(a)(6), Article XVI of the Texas Constitution.

Underwriting Guidelines.  The underwriting guidelines of the Seller attached as Annex 3 to the related Acknowledgment and Conveyance Agreement.

Whole Loan Transfer:  The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a loan purchase, warranties and servicing agreement or a participation and servicing agreement, or similar agreement, retaining the Seller as “servicer” thereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

On each Closing Date, the Seller, simultaneously with the execution and delivery of the related Acknowledgment and Conveyance Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans included in the related Mortgage Loan Package, together with Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan. Pursuant to Section 2.03 hereof, on or prior to each Closing Date, the Seller shall deliver the Mortgage File for each Mortgage Loan included in the related Mortgage Loan Package to the Purchaser or its designee. The contents of each Servicing File not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of Purchaser as the owner thereof. The Seller’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only. The Servicing File retained by the Seller shall be segregated from the other books and records of the Seller and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with the written instructions from the Purchaser, unless such release is required as incidental to the Seller’s servicing the Mortgage Loans pursuant hereto or is in connection with a repurchase of any Mortgage Loan pursuant hereto.

Section 2.02

Books and Records; Transfers of Mortgage Loans.

Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Purchaser or as Purchaser shall designate. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.  The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 5.14.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

Section 2.03

Custodial Agreement; Delivery of Documents.

No later than the date set forth in the related Purchase Price and Terms Agreement, the Seller shall deliver to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan included in the related Mortgage Loan Package, a list of which is attached as Exhibit B hereto.  On or prior to the related Closing Date, the Custodian shall have certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian.  On the related Closing Date, the Seller shall release any interest that it has in the Mortgage Loan Documents upon its receipt of the Purchase Price for the Mortgage Loans.  Within thirty (30) days of receipt by the Seller of any notice from the Purchaser or the Custodian that any of the Mortgage Loan Documents is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Seller shall cure such Material Defect (and, in such event, the Seller shall provide the Purchaser with an Officer’s Certificate confirming that such cure has been effected).  If the Seller does not so cure such Material Defect, it shall, if such Material Defect would under Accepted Servicing Practices reasonably be expected to result in a loss, repurchase the related Mortgage Loan at the Repurchase Price.  A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Purchaser acting in good faith, absent such Material Defect, such loss would not have been incurred.  In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any missing, mutilated or improper Mortgage Loan Document, or any claim, demand, defense or assertion based on or grounded upon, or resulting therefrom, as well as for any expenses reasonably incurred by the Purchaser in enforcing its remedies hereunder in connection with any missing, mutilated or improper Mortgage Loan Document.

The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 5.01 or 7.01 within one week of their execution, provided, however, that the Seller shall provide the Custodian and the Purchaser or its designee with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

The Seller shall deliver a final Mortgage Loan Schedule for the Mortgage Loans included in any Mortgage Loan Package to be purchased on any Closing Date to the Purchaser no later than the date set forth in the related Purchase Price and Terms Agreement.

ARTICLE III

PURCHASE PRICE

The Purchase Price shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to the adjustments as provided therein), multiplied by the aggregate Stated Principal Balance of the Mortgage Loans included in the related Mortgage Loan Package.  Notwithstanding the foregoing, if a Mortgage Loan prepays in full between the related Cut-off Date and the related Closing Date, inclusive, the Seller shall either remove such Mortgage Loan from the Mortgage Loan Schedule or reimburse the Purchaser for the premium over par which the Purchaser paid within five (5) days of the related Closing Date.  In addition, Purchaser will not purchase any Mortgage Loan that has not made a payment as of the date set forth in the related Purchase Price and Terms Agreement.  The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of such Mortgage Loans, so computed as of the related Cut-off Date.  On each Closing Date, the Purchaser shall deduct from the Purchase Price proceeds certain costs and expenses set forth in Article XIII or in the related Purchase Price and Terms Agreement.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Interest Rate from the date interest was last received on the related Mortgage Loan through the day prior to the related Closing Date, inclusive.

The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available federal funds.

The Purchaser shall be entitled to (i) all principal received after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date. All payments of principal and interest (minus interest at the Servicing Fee Rate) due on the first day of the month after the related Cut-off Date shall belong to the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 4.01

Seller Representations and Warranties.

The Seller represents and warrants to the Purchaser that as of each Closing Date:

(a)

Due Organization and Authority.  The Seller is a New York corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b)

Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)

No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)

Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors.;

(e)

No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

(f)

No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)

Selection Process. The Mortgage Loans were not intentionally selected in a manner so as to affect adversely the interests of the Purchaser;

(h)

No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(i)

Sale Treatment. The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(j)

No Commissions to Third Parties. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser;

(k)

Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)

Fair Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(m)

MERS.  The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS; and

(n)

Ability to Service.  The Seller is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Seller is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae and Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac, as applicable; and

(o)

Reasonable Servicing Fee.  The Seller acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

Section 4.02

Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a)

Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects;

(b)

Payments Current. All payments required to be made up to the related Closing Date on the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for 30 days or more at any time for the twelve months preceding the Closing Date.  The first and second Monthly Payments have been made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)

No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)

Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by any title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by any related title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)

No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding within the 24 months preceding the origination of the Mortgage Loan;

(f)

Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Such flood insurance shall be with an Approved Flood Policy Insurer. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)

Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser on the related Closing Date, evidence of compliance with all such requirements;

(h)

No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)

Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, a two- to four-family dwelling, an individual condominium unit in a low-rise condominium project, an individual unit in a planned unit development or a manufactured dwelling permanently affixed to the ground, provided, however, that any condominium unit or planned unit development shall conform with the applicable Underwriting Guidelines regarding such dwellings and that no residence or dwelling is a mobile home.  No portion of the Mortgaged Property is used for commercial purposes;

(j)

Valid First or Second Lien. With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any Second Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected Second Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the First Lien or second lien, as applicable, of the Mortgage subject only to:

(i)

with respect to any Second Lien Mortgage Loan, the related First Lien,

(ii)

the lien of current real property taxes and assessments not yet due and payable,

(iii)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(iv)

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(k)

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(l)

Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(m)

LTV, PMI Policy.  No Mortgage Loan has a LTV equal to or greater than as is set forth in the related Purchase Price and Terms Agreement. The original LTV of the Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(n)

Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(o)

Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(p)

Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(q)

Loan-to-Value Ratio.  No Mortgage Loan has an LTV of greater than as set forth in the related Purchase Price and Terms Agreement.   No Second Lien Mortgage Loan has a CLTV of greater than 100%;

(r)

Title Insurance.  The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the First Lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (j) of this Section 4.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(s)

No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor any of its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(t)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(u)

Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property; further, the value of the Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property (upon which value was given in determining the Appraised Value) is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal nonconforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation.

(v)

Origination; Payment Terms. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan.  At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (i) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note and (ii) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date pursuant to the Mortgage Loan Documents and rounded as required under Accepted Servicing Practices and subject to the Mortgage Interest Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap.  Except with respect to any balloon Mortgage Loan as indicated on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.  The Mortgage Interest Rate, as well as the Lifetime Rate Cap, the Periodic Rate Cap and the Mortgage Interest Rate Cap, are as set forth on the Mortgage Loan Schedule.  No ARM Mortgage Loan contains terms whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan, no ARM Mortgage Loan contains a negative amortization provision and no ARM Mortgage Loan contains a rounding feature.  All of the ARM Mortgage Loans contain an interest rate provision that requires a lookback of 45 days.  With respect to each Mortgage Loan Package, the Mortgage Loan Schedule does not contain more than one Mortgage Loan with the same Mortgagor;

(w)

Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial or nonjudicial foreclosure.  Upon default by an Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(x)

Conformance with Underwriting Guidelines.  Each Mortgage Loan fully conforms to all underwriting guidelines and other requirements of Fannie Mae and Freddie Mac other than with respect to the original principal amount.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to participants in the secondary mortgage market for similar types of Mortgage Loans;

(y)

Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property will be lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(z)

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the “Valid Lien” representation above.

(aa)

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(bb)

Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(cc)

Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Purchaser or its designee. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B hereto, except for such documents the originals of which have been delivered to the Purchaser or its designee;

(dd)

Condominiums/Planned Unit Developments/Manufactured Dwellings. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets the related Underwriting Guidelines.  With respect to each Mortgage Loan secured by a manufactured home: (i) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (ii) all foundations, both perimeter and interior, have footings that are located below the frost line; (iii) any wheels, axles and trailer hitches are removed from the manufactured home; (iv) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney’s title opinion or certificate that identified the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property.  In no event shall any Mortgage Loan be secured by a mobile home;

(ee)

Due on Sale.  Each Mortgage, together with any such documents as may be required under applicable law, contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee;

(ff)

Transfer of Mortgage Loans.  If the Mortgage Loan is not a MERS Mortgage Loan, each of the Mortgage and the Assignment of Mortgage (upon the insertion of the assignee’s name) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located, and each Mortgage has been delivered to the appropriate recorder’s office for recording;

(gg)

No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(hh)

Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest readjustment feature or rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having the lien priority as indicated on the Mortgage Loan Schedule by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Purchaser, Fannie Mae or Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ii)

Mortgaged Property Undamaged; No Condemnation Proceedings.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(jj)

Collection Practices; Escrow Payments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with federal law and the terms of the Mortgage Note.  The index used for the adjustment of the Mortgage Interest Rate on each ARM Mortgage Loan is the Index;

(kk)

Insurance. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)

Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

(mm)

Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(nn)

Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(oo)

Mortgagor Acknowledgment.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of ARM Mortgage Loans.  Seller shall maintain or cause to be maintained such statement in the Mortgage File;

(pp)

No Construction Mortgage Loans.  The Mortgage Loan was not made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

(qq)

Selection.  The Mortgage Loans were not intentionally selected for inclusion under this Agreement from among Seller’s mortgage loan portfolio on any basis which would have an adverse effect on the interests of Purchaser.

(rr)

Regarding the Mortgagor. The Mortgagor is one or more natural persons;

(ss)

Circumstances Affecting Value, Marketability or Prepayment.  No circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, or the Mortgagor’s credit standing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan, other than the economic and geological conditions generally and specifically applicable to the area in which the Mortgaged Property is located, or cause the Mortgage Loan to become delinquent.

(tt)

Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (i) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (ii) “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable state, federal or local law. Each loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(uu)

Georgia Mortgage Loans.  No Mortgage Loan originated between October 1, 2002 and March 7, 2003 (both inclusive) and secured by a Mortgaged Property located in the State of Georgia is a “home loan” and is either a “covered” or “high cost loan” as defined in the Georgia Fair Lending Act, as amended.  No Mortgage Loan originated after March 7, 2003 and secured by a Mortgaged Property located in the State of Georgia is a “home loan” and is a “high cost loan” as defined in the Georgia Fair Lending Act, as amended;

(vv)

REMIC Status.  The Mortgage Loan is a qualified mortgage for inclusion in a “real estate mortgage investment conduit” for federal income tax purposes;

(ww)

Tax Service Contract.  The Seller has obtained a life of loan, transferable real estate tax service contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser; upon the initial set-up, each such tax service contract shall contain complete and accurate information with respect to the Mortgage Loan and Mortgaged Property;

(xx)

Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(yy)

Genuineness of Signatures.  Each of the documents in the Mortgage File is genuine and contains genuine signatures.  Each document that Purchaser requires to be an original document is an original document.  All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other written requirements that Purchaser has reasonably made of Seller;

(zz)

No Prior Rejection.  No Mortgage Loan has been previously submitted for purchase by the Seller to the Purchaser and reviewed and rejected by the Purchaser for underwriting reasons;

(aaa)

No Cooperative Shares.  No Mortgage Loan is secured by shares in a cooperative corporation;

(bbb)

Qualified Mortgage Loan.  Each Mortgage Loan constitutes a qualified mortgage loan under Section 860(g)(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1) and (3);

(ccc)

Low Income Borrowers.  Seller represents and warrants that the Seller currently operates and actively participates in an on-going business (A) to originate single family mortgage loans (“Loans”) and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

(i)

low income families (families with incomes 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

(ii)

very low income families (families with incomes of 60% or less of area median income);

(ddd)

Recordation.  Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of recordation;

(eee)

Convertability.  No Mortgage Loan contains a provision whereby the Mortgagor can convert the mortgage loan to a fixed rate instrument;

(fff)

Accuracy of Statements. The information contained in the Mortgage Loan Schedule and all information provided regarding delinquencies in the Mortgage Loans are true and correct in all material respects;

(ggg)

Pool Characteristics.  The pool characteristics with respect to the Mortgage Loans included in the related Mortgage Loan Package are set forth in the related Acknowledgment and Conveyance Agreement and are true and complete in all material respects as of the related Closing Date;

(hhh)

Origination Practices.  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person including without limitation the Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices or deceptive trade practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan.  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time within twenty-four months prior to the origination of the Mortgage Loan, nor has any Mortgagor had a foreclosure proceeding commenced against such Mortgagor within twenty-four months prior to origination of the Mortgage Loan;

(iii)

Compliance with Anti-Money Laundering Laws.   The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(jjj)

Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans;

(kkk)

Single Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

(lll)

Credit Reporting.  The Seller has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

(mmm)

FICO Scores.  The FICO score of each Mortgage Loan is not less than what is set forth on the related Mortgage Loan Schedule;

(nnn)

Prepayment Fee.  With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller through the related Closing Date, and each prepayment fee is permitted pursuant to federal, state and local law and does not exceed the maximum amount permitted under applicable law.  With respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is set forth on the related Mortgage Loan Schedule;

(ooo)

Lost Instrument Affidavits.  In the event any Mortgage File contains a lost note affidavit in lieu of a Mortgage Note, such lost note affidavit, when assigned, will be sufficient to effect the transfer of title to the related Mortgage Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order; and

(ppp)

Second Lien Mortgage Loans.

(i)

Either (A) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (B) such consent has been obtained and is contained in the Mortgage File;

(ii)

With respect to any Second Lien Mortgage Loan, the Seller has not received notice of:  (A) any proceeding for the total or partial condemnation of any Mortgaged Property, (B) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (C) any default under any mortgage, lien or other encumbrance senior to each Mortgage;

(iii)

With respect to any Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed of record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

(iv)

No Second Lien Mortgage Loan is a “home equity line of credit” or Texas Home Equity Loan; and

(v)

As of the related Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured.

Section 4.03

Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 4.01 and 4.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser or the Seller, as the case may be, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the others.

With respect to those representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Upon discovery by either party of a Breach of any representation or warranty, the party discovering such Breach shall give prompt written notice to the other party.  Within 60 days of the earlier of either discovery by or notice to the Seller of any Breach of a representation or warranty, the Seller shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 4.02, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price.

Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 4.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser and any servicer of the Mortgage Loans that such repurchase has taken place, and the Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.  For the month of repurchase, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of repurchase, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, including without limitation, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Seller representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Seller set forth in this Section 4.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 4.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the Breach of any representations and warranties made in Sections 4.01 and 4.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such Breach within the applicable cure period or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

With respect to any Mortgage Loan, if the related Mortgagor is 30 or more days delinquent with respect to the Mortgage Loan’s first and second Monthly Payments due to the Purchaser, the Seller shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan from the Purchaser in accordance with this Section; provided, that no right to cure set forth herein shall apply.

Notwithstanding any provision to the contrary, in the event that a Mortgage Loan is prepaid in full within sixty days of the related Closing Date, the Seller shall pay to the Purchaser the purchase price premium paid by the Purchaser for the Mortgage Loan, reduced by any prepayment penalty fees received from the borrower and remitted to the Purchaser; provided, however, in the event that the Purchaser or a subsequent servicer forgives the related prepayment penalty and still satisfies the Mortgage Loan, the Seller shall pay to the Purchaser the purchase price premium paid by the Purchaser for the Mortgage Loan, reduced by the forgiven prepayment penalty amount.

Section 4.04

Post Closing Due Diligence.

From the related Closing Date to a period not to exceed 30 days after the such Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on such Closing Date, with the results of such Mortgage File and BPO reviews to be communicated to the Seller for a period up to 30 days after such Closing Date.  In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to the Underwriting Guidelines or prudent secondary market underwriting guidelines for similar Mortgage Loans, (ii) is not an acceptable credit risk, (iii) was underwritten without verification of the borrower’s income and assets and there is no credit report or credit score in the Mortgage File or (iv) the value of the Mortgaged Property pursuant to any BPO obtained by the Purchaser is less than 85% or the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination. In the event that the Purchaser so rejects any Mortgage Loan, the Seller shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 4.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Seller shall make available all files required by Purchaser in order to complete its review.  Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser’s rights or the Seller’s obligations under this Agreement thereafter.  Notwithstanding that a Mortgage Loan is underwritten pursuant to the related Underwriting Guidelines, if a Mortgage Loan is underwritten without verification of the borrower’s income and assets and there is no credit report and credit score, the Purchaser has the right to reject such Mortgage Loan.

Section 4.05

Restrictions and Requirements Applicable in the Event

that a Mortgage Loan is Acquired by a REMIC.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

(a)

Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no purchase or substitution pursuant to Section 4.03 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Seller has obtained an Opinion of Counsel to the effect that such purchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(b)

Tax Returns.

(i)

With respect to the Mortgage Loans serviced by the Seller under this Agreement, the Seller covenants and agrees that it shall cooperate and provide any and all information to enable the trustee or other responsible party to perform all of the following duties: (1) prepare, file and sign all Tax Returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting when and as required by the REMIC Provisions and other applicable federal income tax laws; (2) make an election, on behalf of the REMIC to be treated as a REMIC on the Tax Returns of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (3) prepare and file or cause to be prepared and filed, and deliver, any and all Tax Returns, information statements or other filings required to be delivered to any governmental taxing authority, or to any owner thereunder, pursuant to any applicable federal, state or local tax law with respect to the REMIC or the certificates issued thereunder and the transactions contemplated thereby; (4) cause to be provided to the owner thereunder such data necessary for their original issue discount computations and market discount computations with respect to the certificates issued thereunder for federal income tax purposes as the owner thereunder may reasonably request from time to time; (5) conduct the affairs of the REMIC so as to maintain the status thereof as a REMIC under the REMIC Provisions; (6) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC; (7) make any election required by the REMIC Provisions to treat as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code all property that the REMIC has acquired or will acquire that may qualify as such foreclosure property; (8) cause to be provided notice to the holders of any certificates issued thereunder of the existence of the restrictions on transfers and exchange provided under the REMIC documents; (9) cause to be provided information necessary for the computation of tax imposed on the transfer of a residual certificate issued thereunder to a Disqualified Organization, or an agent of a Disqualified Organization, provided that the reasonable cost of computing and furnishing such information may be charged to the person liable for such tax; and (9) in a timely manner cause to be paid the amount of any and all federal, state and local taxes imposed on the REMIC or its respective assets or transactions including, without limitation, (i) “prohibited transaction” penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (ii) any tax on contributions to a REMIC after the closing date of such REMIC imposed under Section 860G(d) of the Code and (iii) any tax on “net income from foreclosure property” as defined in Section 860G(c) of the Code.

(ii)

Within 30 days after the closing date of any REMIC, if so required by the applicable REMIC Documents, the Seller shall cooperate and provide any and all information necessary or helpful to enable the trustee or other responsible party to prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for the REMIC.  The trustee or other responsible party shall sign such returns and is hereby indemnified and held harmless by the Seller with respect to any tax or liability arising from the trustee’s or other responsible party’s signing such information returns to the extent that such tax or liability results from information provided by or on behalf of the Seller or information that should have been provided by or on behalf of the Seller.

(c)

General Servicing Obligations.

The Seller shall sell any REO Property within three years after its acquisition by the REMIC unless (i) the Seller applies for an extension of such three-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Seller obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Seller, to the effect that the holding by the REMIC of such REO Property subsequent to such three year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time.  The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code.  Pursuant to its efforts to sell such REO Property, the Seller shall either itself or through an agent selected by the Seller protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Seller deems to be in the best interest of the Seller and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(d)

Additional Covenants.

In addition to the provision set forth in this Section 5.05(d), if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Seller shall amend this Agreement such that it will meet all Rating Agency requirements.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01

Seller to Act as Servicer.

The Seller, as an independent contractor, shall service and administer the Mortgage Loans from the related Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, prior to a Mortgage Loan becoming subject to a Reconstitution Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Seller shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Seller, imminent and the Seller has obtained the prior written consent of the Purchaser) the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Seller agrees and acknowledges, provided, that, in the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Seller, the Purchaser shall promptly furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Seller.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall immediately notify the Purchaser of any such notice from or action by the superior lienholder and of the amount necessary to cure the default or reinstate the superior lien.  The Seller shall further make recommendations to the Purchaser (including note sales to third parties) so as to best protect the Purchaser’s interest in and the security of the related Mortgage Loan.  If the Purchaser directs the Seller to cure a default under or otherwise reinstate a superior lien, the Purchaser will advance to the Seller necessary funds to cure the default or reinstate the superior lien.  The Seller shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.  The Purchaser shall notify the Seller in writing of any and all action which it requests the Seller to take.

In the event that the Seller reasonably deems that the factual circumstances require prompt action, the Seller may (but shall not be obligated to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the superior lien so as to best protect the Purchaser’s interest.  The Seller shall thereafter notify the Purchaser of the action taken, including the amount of the advance.  The Purchaser shall reimburse the Seller for all advances made pursuant to this paragraph.  The Seller shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.

Section 5.02

Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (a) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) is consistent with any related PMI Policy and (d) the Seller shall determine prudently to be in the best interest of Purchaser, provided, however, that the Seller shall deliver a notice to the applicable Mortgagor of the Seller’s intent to foreclose (such notice, a “Notice of Intent”) by the forty-fifth day of any monetary delinquency or at such time as permitted under applicable state law.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of no later than 90 days beyond the expiration of any grace or cure period, the Seller shall commence foreclosure proceedings and provide notice thereof to the Purchaser in writing; provided that, the Seller may postpone such foreclosure proceedings until such payment is delinquent or any other default continues for a period of no later than 120 days beyond the expiration of any grace or cure period, if the Seller in its good faith business judgment reasonably believes that the postponement of such foreclosure proceedings is warranted and the Purchaser shall not suffer a material loss in connection with such postponement, provided that, the Seller shall indemnify the Purchaser for any material loss that may result from such postponement, notwithstanding the Seller’s good faith business judgment.  In such connection, the Seller shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, preservation or inspection of any Mortgaged Property, unless in its good faith business judgment, the Seller reasonably believes (a) that such preservation, restoration, inspection and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 5.05) or through Insurance or Condemnation Proceeds (respecting which it shall have similar priority).  If the Seller determines not to make a Servicing Advance pursuant to the preceding sentence, then the Seller shall deliver an Officer’s Certificate setting forth the reasons for such determination.

Section 5.03

Collection of Mortgage Loan Payments.

Continuously from the related Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.04

Establishment of and Deposits to Custodial Account.

The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Greenpoint Mortgage Funding Inc. in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW”.  The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser.  Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Seller in accordance with Section 5.05.  The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Seller.  A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser of the Mortgage Loans.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Seller and payments made by the Seller after the Cut-off Date:

(i)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)

any Prepayment Charge received in connection with the Mortgage Loans;

(iii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iv)

all Liquidation Proceeds;

(v)

all Insurance Proceeds including amounts required to be deposited pursuant to Section 5.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.15), Section 5.12 and Section 5.15;

(vi)

all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.15;

(vii)

any amount required to be deposited in the Custodial Account pursuant to Section 5.01, 5.10, 5.11, 5.20, 6.01, 6.03 or 7.02;

(viii)

any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 4.03;

(ix)

any amounts required to be deposited by the Seller pursuant to Section 5.12 in connection with the deductible clause in any blanket hazard insurance policy;

(x)

any amounts required to be deposited by the Seller pursuant to Section 5.16 in connection with any unpaid claims that are a result of a breach by the Seller or any subservicer of the obligations hereunder or under the terms of a PMI Policy;

(xi)

any amounts received by the Seller under a PMI or LPMI Policy;

(xii)

with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans; and

(xiii)

any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 5.17.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income need not be deposited by the Seller into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.05.

Section 5.05

Permitted Withdrawals From Custodial Account.

The Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Purchaser in the amounts and in the manner provided for in Section 6.01;

(ii)

to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser;

(iii)

to pay itself interest on funds deposited in the Custodial Account;

(iv)

with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(v)

to clear and terminate the Custodial Account upon the termination of this Agreement;

(vi)

to withdraw funds deposited in error;

(vii)

to invest fund in certain Eligible Investments; and

(viii)

to transfer funds to another Custodial Account established with a Qualified Depository in accordance with Section 5.10.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 6.01, the Seller is not obligated to remit on such Remittance Date.  The Seller may use such withdrawn funds only for the purposes described in this Section 5.05.

Section 5.06

Establishment of and Deposits to Escrow Account.

The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Greenpoint Mortgage Funding Inc., in trust for Lehman Brothers Bank, FSB, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW, and various Mortgagors”.  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 5.07.  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Seller.  A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

The Seller shall deposit in the Escrow Account or Accounts not later than one Business Date after receipt thereof, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 5.07.  The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 5.07

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Seller only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Seller for any Servicing Advances made by the Seller pursuant to Section 5.09 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)

for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restoration, inspection or repair of the Mortgaged Property in accordance with the procedures outlined in Section 5.15;

(vi)

to pay to the Seller, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)

to clear and terminate the Escrow Account on the termination of this Agreement;

(viii)

to withdraw funds deposited in error.

The Seller will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 5.07, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Seller knows, or in the exercise of the required standard of care of the Seller hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Seller receives notice of a tax lien with respect to the Mortgage being imposed, the Seller will, within ten (10) days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

Section 5.08

Completion and Recordation of Assignment of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage to be prepared by the Seller will be subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.

Section 5.09

Payment of Taxes, Insurance and Other Charges.

(a)

With respect to each Mortgage Loan which provides for Escrow Payments, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and such payments

(b)

To the extent that a Mortgage Loan does not provide for Escrow Payments, the Seller shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Seller determines to be in the best interest of the Purchaser, provided, that in any event the Seller shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due.  The Seller shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Seller receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

Section 5.10

Protection of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time.  Such transfer shall be made only upon obtaining the consent of Purchaser, which consent shall not be withheld unreasonably.

The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Seller be invested in Eligible Investments;  provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Seller shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account.  Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Seller) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date.  Any such Eligible Investment shall be made in the name of the Seller in trust for the benefit of the Purchaser.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Seller and may be withdrawn at any time by the Seller.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Seller out of its own funds immediately as realized.

Section 5.11

Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in the current edition of Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Seller shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Seller shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Seller shall, at its discretion, communicate with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Seller as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s Key Rating Guide and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Seller shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Seller shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 5.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller’s normal servicing procedures as specified in Section 5.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 5.05.

Notwithstanding anything set forth in the preceding paragraph, the Seller agrees to indemnify the Purchaser for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Mortgagor (or the Seller) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 5.12

Maintenance of Mortgage Insurance.

In the event that the Seller shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.11 and otherwise complies with all other requirements of Section 5.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.11.  Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 5.05 or 5.15.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.11, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Seller’s funds, without reimbursement therefor.  Upon request of any Purchaser, the Seller shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 5.13

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Seller Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide.  Upon the request of the Purchaser, the Seller shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 5.14

Inspections.

The Seller shall inspect the Mortgaged Property as often as deemed necessary by the Seller to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 45 days delinquent, the Seller immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Seller shall keep a written report of each such inspection.

Section 5.15

Restoration of Mortgaged Property.

The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  At a minimum, the Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Seller shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Seller shall verify that the Mortgage Loan is not in default; and

(iv)

pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 5.16

Maintenance of PMI and/or LPMI Policy; Claims.

(a)

The Seller shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the HomePurchasers Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Seller shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Seller’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor rather than the Purchaser, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Seller’s own funds.  Any premium payments made by the Seller from its own funds pursuant to this Section 5.16(a) shall be recoverable by the Seller as a Servicing Advance, subject to the reimbursement provisions of Section 5.05(iii) and 5.05(vii).

With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Seller shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%.  In the event that such PMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level.  The Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

(b)

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Seller shall take all such actions on behalf of the Purchaser as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy.  Except as expressly set forth herein, the Seller shall have full authority on behalf of the Purchaser to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Seller shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Seller, would have been covered thereunder.  If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Seller of its obligations hereunder or under such Policy, the Seller shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Purchaser; provided, that once the Seller has paid the amount of such unpaid claim and the Purchaser has otherwise fully recovered all amounts due to the Purchaser with respect to the Mortgage Loan, the Purchaser shall (at the Seller’s cost and expense) cooperate with the Seller in permitting the Seller to be subrogated to the rights of the Purchaser with respect to such Mortgage Loan to the same extent that the insurer would have been subrogated under the applicable PMI Policy had such insurer not failed to pay such claim.  The Seller shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Seller to which the Seller has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Seller shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Seller has received sufficient loan level information from each Purchaser to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c)

In connection with its activities as Seller, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Seller under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 5.03(xi), subject to withdrawal pursuant to Section 5.04(iv).

Section 5.17

Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser’s designee, or in the event the Purchaser’s designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser’s designee.

The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.  The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, not later than the end of the third taxable year after the year of its acquisition unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Purchaser shall be entered into with respect to such purchase money mortgage.

Notwithstanding anything to the contrary contained in this Section 3.17, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Seller.  Upon completion of the inspection, the Seller shall provide the Purchaser with a written report of such environmental inspection.  In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller shall not, without the prior approval of the Purchaser, proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In the event the Purchaser or its designee directs the Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 3.04 hereof.

Subject to the approval of the Purchaser or its designee as described in this paragraph, the disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser.  Prior to acceptance by the Seller of an offer to sell any REO Property, the Seller shall notify the Purchaser or its designee of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Purchaser or its designee shall be deemed to have approved the sale of any REO Property unless the Purchaser or its designee notifies the Seller in writing, within 2 Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Seller shall not proceed with such sale.

The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Seller shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.11, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Seller shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 5.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 5.18

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 6.02, the Seller shall furnish to the Purchaser or its designee on or before the tenth (10th) calendar day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser or its designee shall reasonably request.

Section 5.19

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.  In addition, the Seller shall provide the Purchaser or its designee a report of Servicing Advances and other expenses in connection with the liquidation of any Mortgage Loan.

Section 5.20

Notification of Adjustments.

With respect to each ARM Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  The Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Seller or the receipt of notice from the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 5.21

Reports of Foreclosures and Abandonments

of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 5.22

Prepayment Charges.

The Seller or any designee of the Seller shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the penalty. If the Seller or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Seller shall pay the Purchaser an amount equal to the Prepayment Charge which was not collected.  Notwithstanding the above, the Seller or its designee may waive a Prepayment Charge without paying the Purchaser the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Seller or any of its affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (b) the collection of the Prepayment Charge would be in violation of applicable laws.

Section 5.23

Credit Reporting.

For each Mortgage Loan, the Seller shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.

Section 5.24

Safeguarding Customer Information.

The Seller has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Seller shall promptly provide the Purchaser information regarding such security measures upon the reasonable request of the Purchaser or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Seller’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Seller with respect to its security measures.

ARTICLE VI

PAYMENTS TO PURCHASER

Section 6.01

Remittances.

On each Remittance Date the Seller shall remit by wire transfer of immediately available funds to the Purchaser: (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 5.05), plus (b) all amounts, if any, which the Seller is obligated to distribute pursuant to Section 6.04, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.04(xii), and minus (d) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 6.02

Statements to Purchaser.

Not later than the tenth (10th) calendar day of each month, the Seller shall furnish to the Purchaser or its designee (a) a monthly remittance advice in the format set forth in Exhibit F-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit F-2 hereto (or in such other format mutually agreed to between the Seller and the Purchaser) relating to the period ending on the last day of the preceding calendar month and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Purchaser.

Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Seller shall prepare any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Section 6.03

Due Dates Other Than the First of the Month.

After Reconstitution, Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 6.03.  Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month.  For example, a payment due on August 15 shall be considered to be due on September 1.  With respect to a Mortgage Note permitting semi-annual amortization of principal, the Seller shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule.  Any payment collected on a Mortgage Loan after each Cut-off Date shall be deposited in the Custodial Account.  For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following each Cut-off Date.

Section 6.04

Monthly Advances by Seller.

The Seller shall deposit in the Custodial Account on the Business Day immediately preceding each Remittance Date, from its own funds or from amount held for future distribution, or both, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 6.01.  Any amounts held for future distribution and so used shall be replaced by the Seller by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Purchaser required to be made on such Remittance Date.  The Seller’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

ARTICLE VII

GENERAL SERVICING PROCEDURES

Section 7.01

Transfers of Mortgaged Property.

The Seller shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Seller shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Seller is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Seller has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Seller for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Seller as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Seller with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02

Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 6.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 7.02.

If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Seller otherwise prejudice any rights the Purchaser may have under the mortgage instruments, the Seller shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Seller shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 5.13 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 7.03

Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Seller shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Seller and is not required to be deposited in the Custodial Account.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Seller.

The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 7.04

Annual Audit Report.

On or before February 28 of each calendar year, commencing February 28, 2004, the Seller shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Seller), which is a member of the American Institute of Certified Public Accountants, to furnish to the Purchaser (i) year-end audited (if available) financial statements of the Seller and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Seller’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Seller’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

Section 7.05

Annual Officer’s Certificate.

On or before February 28 of each calendar year, commencing February 28, 2004, the Seller shall, at its own expense, deliver to the Purchaser a Servicing Officer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the Seller during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Seller to remedy such default.

Section 7.06

Right to Examine Seller Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser or the Master Servicer, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller that is required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Seller and in accordance with any applicable regulations.

ARTICLE VIII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 8.01

Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Seller agree that with respect to some or all of the Mortgage Loans, from time to time the Purchaser shall:

(1)

Effect an Agency Transfer, and/or

(2)

Effect a Whole Loan Transfer, and/or

(3)

Effect a Pass-Through Transfer,

in each case retaining the Seller as the Seller thereof to service the Mortgage Loans on a “scheduled/scheduled” basis. On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement, except with respect to the right of the Purchaser to cause a transfer of the servicing responsibilities with respect to the Mortgage Loans in accordance with Section 8.02 hereof.

(a)

The Seller shall cooperate with the Purchaser in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Purchaser pursuant to this Section 8.01.  In that connection, the Seller shall:

(i)

execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Seller and Seller’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) days after such receipt; in the case of any Agency Transfer, the Reconstitution Agreements shall be those customarily employed by Fannie Mae or Freddie Mac for transactions of such nature. Such Reconstitution Agreement may require the Seller to remit premium payments with respect to any LPMI Policy to the related insurer;

(ii)

cooperate fully with the Purchaser, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective purchaser, at the Purchaser’s expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, Fannie Mae, Freddie Mac, bond insurers, guarantors, loss mitigation or credit risk management advisors and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information contained in the Mortgage Loan Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

(iii)

negotiate and execute one or more loss mitigation advisory or credit risk management agreements between the Seller and any loss mitigation or credit risk management advisor designated by the Purchaser in its sole discretion;

(iv)

deliver to the Purchaser and to any Person designated by the Purchaser (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser, (b) any similar non-public, unaudited financial information (which the Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements contained in such information, and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

(v)

provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the “tax matters person” for any REMIC in a Pass-Through Transfer, including any Master Servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions.

(b)

 The Seller shall provide to the Purchaser or issuer, as the case may be, and any other participants in such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, (i) any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Seller, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by Fannie Mae, Freddie Mac, the trustee, such third party purchaser, any Master Servicer, any Rating Agency or the Purchaser, as the case may be, in connection with such transactions.

(c)

If requested by Purchaser, for so long as a certificate under the Sarbanes-Oxley Act of 2003, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the trust fund pursuant to any Reconstitution, no later than February 28th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that a party provides a certification pursuant to Sarbanes-Oxley and the related Reconstitution, and upon thirty (30) days written request of such parties, an officer of the Seller shall execute and deliver an Officer’s Certificate to the appropriate parties for the benefit of the trust fund and the required parties and their officers, directors and affiliates.

(d)

To the extent required by the applicable Reconstitution Agreements or otherwise requested by the Purchaser in connection with a Reconstitution, the Seller shall prepare Assignments of Mortgage in form and substance acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Reconstitution.  The Seller shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Seller’s receipt thereof.  The Purchaser shall pay all pre-approved, reasonable and necessary fees associated with the preparation, recording and tracking of such Assignments of Mortgage.

All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser pursuant to Section 8.03 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 8.02

Transfer of Servicing Following Reconstitution.

Following a Reconstitution of Mortgage Loans, the Purchaser or its designee (which may include the Master Servicer, trustee, insurer, guarantor or certificateholders) shall have the right, in its sole discretion, to cause the Seller at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties with respect to some or all of the Mortgage Loans serviced thereunder to the Purchaser or any designee of the Purchaser; provided, however, that the Purchaser shall provide the Seller with 30 days prior written notice and shall pay to the Seller a termination fee identical to the “termination without cause fee” structure set forth in Section 11.02, provided further that such transfer shall be subject to the approval of Fannie Mae or Freddie Mac, as the case may be, with respect to Agency Transfers, the trustee, Master Servicer or Rating Agencies with respect to Pass-Through Transfers or any relevant third party purchaser with respect to Whole Loan Transfers.  No termination fee shall be paid or payable for any Mortgage Loans with respect to which any payment is more than 90 days past due as of the date of such termination.  The Seller agrees to cooperate with the Purchaser in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

Section 8.03

Purchaser’s Repurchase and Indemnification Obligations.

Upon receipt by the Seller of notice from Fannie Mae, Freddie Mac or other such third party purchaser of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or such third party purchaser, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Seller shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, the trustee or other such third party purchaser.

The Purchaser shall repurchase from the Seller any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Seller has been required by Fannie Mae, Freddie Mac, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the related Closing Date to Fannie Mae, Freddie Mac, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Seller’s obligations thereunder or pursuant to this Agreement.  The repurchase price to be paid by the Purchaser to the Seller shall equal that repurchase price paid by the Seller to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Seller in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys’ fees.

At the time of repurchase, the Custodian and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser’s instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement.  In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement.  In connection with any such addition, the Seller and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

Section 8.04

Additional Indemnification by the Seller.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 8.01. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim and follow any written instructions received from the Purchaser in connection with such claim.  The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.  In the event a dispute arises between the Seller and the Purchaser with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

Section 8.05

Transfer Of Servicing.

In the event that the Seller’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the provisions of this Agreement, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Seller pursuant to the aforementioned sections shall not become effective until a successor shall be appointed by the Purchaser.   The Seller shall deliver promptly to the successor Seller the funds in the Custodial Account and Escrow Account and all Servicing Files and related documents and statements held by it hereunder and the Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.

ARTICLE IX

THE SELLER

Section 9.01

Merger or Consolidation of the Seller.

The Seller shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 9.02

Limitation on Liability of Seller and Others.

Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such Person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Seller shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.03

Limitation on Resignation and Assignment by Seller.

The Purchaser has entered into this Agreement with the Seller and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Seller shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Seller shall be fully liable for such tasks as if the Seller performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the reasonable discretion of the Purchaser.

The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.  Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Seller shall be fully liable for such tasks as if the Seller performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Seller or any third party.

Section 9.04

Limitation on Assignment by the Seller.

This Agreement shall not be assigned, pledged or hypothecated by the Seller  to a third party without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

Each of the following shall constitute an Event of Default on the part of the Seller:

(a)

any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(b)

failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 15 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(c)

failure by the Seller to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Property is located; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)

the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(f)

the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(g)

the Seller ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

(h)

the Seller fails to maintain a minimum net worth of $15,000,000; or

(i)

the Seller attempts to assign its right to servicing compensation hereunder or attempts without the consent of the Purchaser to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance, mortgage release and property inspection, in which case the Seller shall be fully liable for such tasks as if the Seller performed them itself) in violation of Section 9.04; or

(j)

if (x) after a Reconstitution in a Pass-Through Transfer, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage Loans due to a reason attributable to the Seller or (y) the Seller’s residential primary servicer rating for servicing of mortgage loans of the same type as the Mortgage Loans issued by any of the Rating Agencies is reduced below its rating in effect on the related Closing Date or withdrawn; or

(k)

the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, (i) may terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof, and (ii) may terminate any commitment the Purchaser has entered into to purchase additional Mortgage Loans from the Seller hereunder.

Upon receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Purchaser, the Seller shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Seller’s sole expense.  The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02

Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01

Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Seller and the Purchaser in writing.

Section 11.02

Termination Without Cause.

This Agreement and the Seller’s rights hereunder with respect to some or all of the Mortgage Loans shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Purchaser (or advances by the Seller for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Seller and the Purchaser in writing or (iii) at the sole option of the Purchaser, without cause, upon 30 days written notice, subject to the limitations set forth below.  Any such notice of termination shall be in writing and delivered to the Seller by registered mail to the address set forth at the beginning of this Agreement.  The Purchaser and the Seller shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

In the event the Purchaser terminates the Seller without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Seller a termination fee equal to 1.0% of the aggregate unpaid principal balance of the Mortgage Loans as of such termination date.; provided, that no termination fee shall be paid or payable with respect to the unpaid principal balance of any terminated Mortgage Loan with respect to which any payment is more than 90 days delinquent as of the date of such termination.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Seller.

Prior to termination of the Seller’s responsibilities and duties under this Agreement pursuant to Sections 8.05, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 30 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement simultaneously with the termination of Seller’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Seller’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Seller pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Seller of the representations and warranties made pursuant to Section 4.01 or Section 4.02 and the remedies available to the Purchaser under Section 4.03, it being understood and agreed that the provisions of such Sections 4.01, 4.02 and 4.03 shall be applicable notwithstanding any such sale, assignment, resignation or termination of the Seller, or the termination of this Agreement.

Within 30 days of the appointment of a successor entity by the Purchaser, the Seller shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents.  The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Seller, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Seller or termination of this Agreement pursuant to Section 8.05, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Seller arising out of the Seller’s actions or failure to act prior to any such termination or resignation.

The Seller shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.

Upon a successor’s acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.08.

Section 12.02

Amendment.

This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser, provided, however, that the servicing provisions of this Agreement may be amended by the Seller, as servicer and the Purchaser by written agreement signed only by the Seller, as servicer and the Purchaser.

Section 12.03

Closing.

Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each closing for a Mortgage Loan Package shall be subject to each of the following conditions:

(a)

No later than the date set forth in the related Purchase Price and Terms Agreement, the Seller shall deliver to the Purchaser a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

(b)

all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(c)

the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents as specified in Section 12.04 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(d)

The Seller shall have delivered and released to the Custodian on or prior to the related Closing Date all documents required pursuant to the Custodial Agreement; and

(e)

The Seller shall not have experienced any Material Adverse Change.  For the purposes of this Section, “Material Adverse Change” shall mean, (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Seller; (ii) a material impairment of the ability of the Seller, to perform under this Agreement or any related agreements (the “Operative Agreements”); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Operative Agreement against the Seller; and

(f)

all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article III of this Agreement, plus the costs specified in Section 12.05 or in the related Purchase Price and Terms Agreement by wire transfer of immediately available funds to the account designated by the Seller.

Section 12.04

Closing Documents.

(a)

The closing documents to be delivered on the initial Closing Date shall consist of fully executed originals of the following documents, as well as the documents referred to in Section 12.04(b):

(i)

this Agreement;

(ii)

a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, in the form of Exhibit D-1 or Exhibit D-2 hereto, as applicable;

(iii)

an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, in the form of Exhibit E-1 or Exhibit E-2 hereto, as applicable;

(iv)

an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto; and

(v)

an Opinion of Counsel of the Seller, in the form of Exhibit I hereto.

(b)

The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of fully executed originals of the following documents:

(c)

the related Purchase Price and Terms Agreement;

(d)

the related Acknowledgment and Conveyance Agreement, including all annexes thereto;

(e)

each of the documents required to be delivered by the Seller pursuant to Section 2.03 hereof;

(f)

an assignment and assumption of the Custodial Agreement;

(g)

an initial certification of the Custodian;

(h)

(A) a Security Release Certification, in the form of Exhibit J-1 hereto (if Seller is a member of the Federal Home Loan Bank System), executed by the applicable regional Federal Home Loan Bank and, (B) if applicable, a Security Release Certification, in the form of Exhibit J-2 hereto, executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (C) if applicable, a certificate of the Seller and an opinion of counsel of the Seller stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

(i)

a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name;

(j)

upon request by the Purchaser, an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto; and

(k)

upon request by the Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit I hereto.

The Seller shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

Section 12.05

Costs.

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for the preparation and tracking of Assignments of Mortgage, fees for title policy endorsements and continuations and the Seller’s attorney’s fees, shall be paid by the Seller.  On the related Closing Date, the Seller shall pay to the Purchaser a fee of $30.00 per Mortgage Loan with respect to Mortgage Loans which are not MERS Mortgage Loans for the initial recordation of the Assignments of Mortgage (the “Assignment Fees”), which Assignment Fees shall be deducted from the actual Purchase Price proceeds paid to the Seller on the such Closing Date.  The Seller shall pay any fees for the set up of all tax service contracts or flood insurance contracts for the Mortgage Loans and the Seller shall be responsible for the payment of any costs associated with the transfer of the tax service contracts or flood insurance contracts to a subsequent servicer in the event that the Seller may be terminated as servicer under this Agreement pursuant to Section 10.01.

Section 12.06

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.07

Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.08

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)

if to the Seller:

Greenpoint Mortgage Funding Inc.

700 Larkspur Landing Circle

Suite 250

Lakespur, California 94939

Attention:  Ms. Susan Davia

(ii)

if to Purchaser:

Lehman Brothers Bank, FSB

745 Seventh Avenue

5th Floor

New York, New York 10019

Attention:  Contract Finance

Section 12.09

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.10

Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.11

Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

Section 12.12

Recordation of Assignments of Mortgage.

The Assignments of Mortgage are generally required to be recorded by or on behalf of the Seller in the appropriate offices for real property records; provided however, the Seller shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where either the rating agencies (in the case of Agency or Pass-Through Transfers) or purchasers (in the case of Whole Loan Transfers) do not require recordation; provided further, however, notwithstanding the foregoing, upon the occurrence of certain events set forth in the pooling agreement (in the case of and Agency or Pass-Through Transfer), each such assignment of Mortgage shall be recorded by the Master Servicer or the trustee as set forth in the pooling agreement.  Any costs associated with the recording of the initial Assignments of Mortgage and other relevant documents will be borne by the Seller, provided, however, if the Seller fails to pay the cost of recording or with respect to additional Assignments of Mortgage, such expense will be paid by the Master Servicer or the trustee, as applicable, and will be reimbursable to such party (other than the Master Servicer so long as the Master Servicer is also the Seller) by the applicable trust prior to any distribution to certificateholders.  In the event that Purchaser sells any Mortgage Loans in a Whole Loan Transfer and the subsequent purchaser requests recorded Assignments of Mortgage, the Seller, shall at its expense cause to be recorded any Assignments of Mortgage.

Section 12.13

Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto.  Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such Assignment and Assumption.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.14

No Personal Solicitation.

From and after the Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of their agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone, mail, e-mail or the Internet, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on Closing Date and the Seller shall not take any action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that offers to refinance a Mortgage Loan made within 30 days following receipt by the Seller of a pay-off request from the Mortgagor and promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.14.  The provisions of this Section 12.14 shall survive any termination of this Agreement.

Section 12.15

Confidential Information

The Seller hereby acknowledges that the Purchaser is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations the Purchaser is required to obtain certain undertakings from the Seller with regard to the privacy, use and protection of nonpublic personal financial information of the Mortgagors.  Therefore, notwithstanding anything to the contrary contained in this Agreement, the Seller agrees that (a) it shall not disclose or use any personally identifiable information relating to a mortgagor (as defined below, “Customer Information”) except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (b) it shall not disclose Customer Information to any third party, including, without limitation, its third party service providers without the prior consent of the Purchaser and an agreement in writing from the third party to use or disclose such Customer Information only to the extent necessary to carry out  the Seller's obligations under this Agreement and for no other purposes, (c) it shall maintain, and shall require all third parties approved under subsection (b) to maintain, effective information security measures to protect Customer Information from unauthorized disclosure or use, and (d) it shall provide the Purchaser with information regarding such security measures upon the reasonable request of the Purchaser and promptly provide the Purchaser with information regarding any failure of such security measures or any security breach related to Customer Information.  The obligations set forth in this Section shall survive termination of the Agreement.  For the purposes of this Agreement, “Customer Information” means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the Purchaser's employees, clients or prospective clients, including the Mortgagors (and/or clients or prospective clients of the Purchaser's parent, affiliated or subsidiary companies) received by the Seller in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the Purchaser and/or its parent, affiliated or subsidiary companies, or (iii) an individual's account information to the extent Nonpublic Personal Information (as defined) is, either intentionally or unintentionally, disclosed to or obtained by the Seller during the Agreement. The Seller covenants to keep such Nonpublic Personal Information strictly confidential and to strictly limit its use of such information to carrying out the services set forth herein.  For the purposes of this provision, the term “Nonpublic Personal Information” is defined as any non-public personally identifiable financial information of an individual, including but not limited to the Mortgagors or the Purchaser’s clients or employees.

Section 12.16

Appointment and Designation of Master Servicer.

The Purchaser may, in its sole discretion from time to time, engage a master servicer (the “Master Servicer”) to assist the Purchaser in the supervision of the performance by the Seller of its obligations and responsibilities arising under this Agreement.  In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Seller.  From the date of such notice until such time as the Seller receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Seller shall deliver all notices, reports and remittances that the Seller is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Seller under this Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to the to enforce the obligations of the Seller arising under this Agreement.  The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under this Agreement upon the occurrence of an Event of Default as provided in this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; and in connection with the performance of the Master Servicer’s duties hereunder the Seller agrees that the Master Servicer shall be entitled to all of the rights, protections, indemnities and limitations of liability afforded to the Purchaser under this Agreement.  The Purchaser hereby appoints Aurora Loan Services Inc. as its Master Servicer hereunder.

Section 12.17

Waivers; Other Agreements.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 12.18

Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 12.19

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean without limitation by reason of enumeration.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB,
Purchaser

By:____________________________
Name:  Jack E. Desens
Title:   Vice President

GREENPOINT MORTGAGE FUNDING INC.,
Seller

By:

Name:

Title:

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the __ day of ________, 2003 before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Brothers Bank, FSB, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_______________________________
Notary Public

My Commission expires ________

STATE OF

)

)

ss.:

COUNTY OF

)

On the __ day of _______, 2003 before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of __________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________

EXHIBIT A-1

FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

(Group No. 200_-____)

This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Flow Mortgage Loan, Purchase, Warranties and Servicing Agreement, dated as of August 1, 2003 (the “Agreement”), between LEHMAN BROTHERS BANK, FSB (the “Purchaser”), and Greenpoint Mortgage Funding Inc. (the “Seller”).  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

The Purchaser and the Seller hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference) and the Purchase Price and Terms Agreement, dated as of ___________ __, 200_ between the parties hereto.

Accordingly, on this [___ day of _________, 200_], the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the related Cut-off Date, together with all of the Seller’s right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Disposition Proceeds, the Seller’s rights under any insurance policies related to the Mortgage Loans, the Policy related to each Mortgage Loan and all rights of the Seller thereunder, any Insurance Proceeds, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.  Pursuant to Article II of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement.  The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser.

By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Seller represent and warrant to the Purchaser that each of the representations and warranties contained in Sections 4.01 and 4.02 of the Agreement and Annex 2 hereto is true and correct as of the date hereof with respect to the Seller and each of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto.  In addition, the Seller represents and warrants to the Purchaser that the Underwriting Guidelines set forth on Annex 3 hereto are the Underwriting Guidelines used by the Seller with respect to the origination of the Mortgage Loans in this Mortgage Loan Package.

By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Seller agrees that it shall service the Mortgage Loans on behalf of the Purchaser in accordance with the terms and conditions contained in the Agreement.

This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

GREENPOINT MORTGAGE FUNDING INC., as Seller

By:
Name:
Title:

LEHMAN BROTHERS BANK, FSB, as Purchaser

By:  _____________________________________

Name:

Jack E. Desens

Title:   Vice President

Annex 1 to

Acknowledgment and Conveyance Agreement

MORTGAGE LOAN SCHEDULE

[Each Mortgage Loan Schedule shall provide the information required by Exhibit A-2 to the Agreement with respect to each Mortgage Loan as of the related Cut-Off Date.]

Annex 2 to

Acknowledgment and Conveyance Agreement

POOL CHARACTERISTICS

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan, that as of [DATE] or as of such other date specifically provided therein:

Pool Characteristics.  [“Pool 1 Mortgage Loans” are the group of _________ Mortgage Loans set forth on the Mortgage Loan Schedule, “Pool 2 Mortgage Loans” are the group of _________ Mortgage Loans set forth on the Mortgage Loan Schedule.]  With respect to the aggregate unpaid principal balance of all of the Mortgage Loans as of the Closing Date, (a) the Mortgage Loans are secured by real property improved by one- to four- family dwellings with original terms of up to [___] years, (b) with respect to each ARM Mortgage Loan the Index shall be as set forth on the Mortgage Loan Schedule, (c) the maximum Mortgage Interest Rate of the Mortgage Loans is [___]%, (d) the minimum Mortgage Interest Rate of the Mortgage Loans is [___]%, (e) the Mortgage Loans have a weighted average remaining term of [___] months, (f) each of the Mortgaged Properties consists of a single parcel of real property of which (i) at least [___]% are attached or detached one family residences, (ii) approximately [___]% are individual condominium units in a condominium project, (iii) approximately [___]% are units in planned unit developments, (iv) approximately [___]% are two-to-four family residential dwellings, (v) not more than [___]% are townhouses and (vi) not more than [___]% are manufactured housing which are permanently affixed to the ground, (g) no more than [___]% of the Mortgage Loans are rate-term refinance mortgage loans, (h) no more than [___]% of the Mortgage Loans are cash out refinance mortgage loans, (i) at least [___]% of the Mortgage Loans are purchase money mortgage loans, (j) the Mortgaged Properties are located as follows (i) approximately [___]% in [___], (ii) approximately [___]% in [___] and (iii) no other state shall contain a percentage which is greater than [___]% and (k) with respect to the ARM Mortgage Loans, the weighted average initial period gross Lifetime Rate Cap shall be [___]% and the weighted average lifetime Mortgage Interest Rate of [___]%.  With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than [___]% of the Mortgaged Properties were investment properties and (b) at least [___]% of the Mortgaged Properties were owner-occupied primary residences.  With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) at least [___]% of the Mortgage Loans shall have full documentation, (b) no more than [___]% of the Mortgage Loans shall have stated income documentation and (c) no more than [___]% of the Mortgage Loans shall have alternate income documentation.  The maximum LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the maximum LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%.   The weighted average LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the weighted average LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%.  The weighted average FICO Score of the Mortgage Loans in Pool 1 is not less than [___] and the weighted average FICO Score of the Mortgage Loans in Pool 2 is not less than [__].  Of the Mortgage Loans in Pool 1, [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___], [__]% have a credit grade of [___]and [___]% have a credit grade of [___].  Of the Mortgage Loans in Pool 2, [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___], [___]% have a credit grade of [___]and [___]% have a credit grade of [___].  The credit grades of the Mortgage Loans were determined in accordance with the Underwriting Guidelines attached as Annex 3 hereto.  The Mortgage Loans have the approximate pool characteristics as set forth in the Purchase Price and Terms Letter.

Annex 3 to

Acknowledgment and Conveyance Agreement

SELLER’S UNDERWRITING GUIDELINES

EXHIBIT A-2

MORTGAGE LOAN SCHEDULE DATA FIELDS

(1)

the Seller’s Mortgage Loan identifying number;

(2)

the Mortgagor’s and Co-Mortgagor’s (if applicable) names;

(3)

the street address of the Mortgaged Property, including the city, state, zip code, lot number, block number and section number;

(4)

a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium, a co-operative, a mixed use property, land, or a non-residential property;

(5)

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(6)

the Loan to Value Ratio at origination;

(7)

the combined Loan to Value Ratio at origination;

(8)

the Mortgage Interest Rate as of the Cut-off Date;

(9)

the date on which the first payment is due;

(10)

the stated maturity date;

(11)

the amount of the Monthly Payment;

(12)

the next due date as of the Cut-off Date;

(13)

the original principal amount of the Mortgage Loan;

(14)

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

(15)

the loan purpose code;

(16)

the occupancy code;

(17)

the loan documentation code to be provided in conformance with Standard and Poor’s documentation categories- Field 5);

(18)

the debt to income ratio; and

(19)

the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;

(20)

the Mortgagor’s and Co-Mortgagor’s (if applicable) FICO score,

(21)

the original FICO score, and the Next Generation FICO Score for new credit scores;

(22)

the date of the FICO score;

(23)

the Mortgagor’s mailing address if different from Number (3) above;

(24)

the Mortgagor’s home telephone number;

(25)

the credit grade of the Mortgage Loan;

(26)

the Mortgagor’s business telephone number;

(27)

the purchase price of the Mortgaged Property (if a purchase);

(28)

the Appraisal value of the Mortgaged Property;

(29)

the Mortgagor’s and Co-Mortgagor’s (if applicable) race;

(30)

the Mortgagor’s and Co-Mortgagor’s (if applicable) gender;

(31)

the Mortgagor’s and Co-Mortgagor’s (if applicable) date of birth;

(32)

the number of bedrooms;

(33)

rental income per unit;

(34)

the combined annual income;

(35)

the application date;

(36)

the broker’s name;

(37)

the broker’s firm name;

(38)

the appraiser’s name;

(39)

the appraiser’s firm name;

(40)

the settlement agent;

(41)

the origination channel (wholesale, retail);

(42)

flood insurance provider;

(43)

tax service provider;

(44)

number of units;

(45)

as of date;

(46)

amortization term;

(47)

balloon flag;

(48)

prepayment penalty flag;

(49)

prepayment penalty term;

(50)

payment history current loan;

(51)

payment history previous loan all refinanced loans;

(52)

mortgage insurance provider;

(53)

mortgage insurance coverage percentage;

(54)

mortgage insurance cost;

(55)

mortgage insurance certificate number;

(56)

number of borrowers;

(57)

first time home buyer flag;

(58)

year home was built;

(59)

the monthly tax and insurance payment;

(60)

the escrow balance as of the cut-off date;

(61)

The MIN number assigned to each Mortgage Loan;

(62)

monthly payment histories on current and prior mortgages (24 months if available);

(63)

prior foreclosure history (for the past 24 months);

(64)

prior bankruptcy history (for the past 24 months);

(65)

a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;

(66)

if the Appraisal Type in #65 is an AVM, then a description of the AVM type;

(67)

a code indicating whether the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor’s loan type requirements – Field 14);

(68)

Product Description (to be provided in accordance with Standard and Poor’s description categories –Field 7);

(69)

Asset Verification (Purchase Money loans only), (yes, no); and

(70)

A code indicating whether the Borrower(s) is self-employed (yes or no).

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(a)

the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note endorsed “Pay to the order of __________________________________, without recourse and signed in the name of the previous owner by an authorized officer;

(b)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(c)

the original Mortgage with evidence of recording thereon or, copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by the Seller indicating that such Mortgage has been delivered for recording.  The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

(d)

the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(e)

the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan to ____________________________, or the original Assignment of Mortgage in recordable form into MERS;

(f)

the originals of any intervening recorded Assignments of Mortgage showing a complete chain of assignment from origination to the Seller, including warehousing assignments, with evidence of recording thereon, (or, if any original intervening Assignment of Mortgage has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Custodian forthwith after return from such recording office);

(g)

with respect to each Mortgage Loan, the original mortgage title insurance policy or attorney’s opinion of title and abstract or a title commitment or title binder if an original title insurance policy has not been issued, or a duplicate copy of an original title insurance policy; and

(h)

the original or copy of the PMI policy or certificate of insurance, where required and unless indicated otherwise as set forth in Section 4(l) herein.

In the event an Officer’s Certificate of the Seller is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Seller shall be required to deliver to the Custodian the applicable recorded document by no later than 180 days following the Closing Date, provided, that an extension of such date may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

RESERVED

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

Greenpoint Mortgage Funding Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 5.04 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as August 1, 2003, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW.

Title of Account:

Greenpoint Mortgage Funding Inc. in trust for the Purchaser, Group No. 2003-FLOW.

Account Number:

________________________

Address of office or branch

of the Seller at

which Account is maintained:

_____________________

_____________________

_____________________

_____________________

Greenpoint Mortgage Funding Inc.

By:__________________________

Name: _______________________

Title: ________________________

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

___________________

___________________

___________________
                 (the “Depository”)

As Seller under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of August 1, 2003, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “Greenpoint Mortgage Funding Inc., in trust for the Purchaser - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 2003-FLOW.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

Greenpoint Mortgage Funding Inc.

By: ________________________

Name: ______________________

Title: _______________________

Date:________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_______________________________
      Depository

By: ________________________

Name: ______________________

Title: _______________________

Date:________________________

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

Greenpoint Mortgage Funding Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 5.06 of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of August 1, 2003, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW.

Title of Account:

“Greenpoint Mortgage Funding Inc. in trust for the Purchaser, Group No. 2003-FLOW, and various Mortgagors.”

Account Number:

_______________________

Address of office or branch

of the Seller at

which Account is maintained:

________________________________________________

________________________________________________

________________________________________________

________________________________________________

Greenpoint Mortgage Funding Inc.

By:

___________________________

Name:

___________________________

Title:

___________________________

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

_______________________

_______________________

_______________________
                   (the “Depository”)

As Seller under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of August 1, 2003, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as “Greenpoint Mortgage Funding Inc., in trust for the Purchaser - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 2003-FLOW.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

Greenpoint Mortgage Funding Inc.

By: ________________________

Name: ______________________

Title: _______________________

Date:________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

___________________________
                   Depository

By: ________________________

Name: ______________________

Title: _______________________

Date:________________________

EXHIBIT F-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

EXHIBIT F-2

STANDARD LAYOUT FOR DEFAULTED LOAN REPORT

1.	Deal Identifier by Loan
2.	SBO Loan Number
3.	Loan Number
4.	Investor Loan Number
5.	Street Address
6.	City
7.	State
8.	Zip Code
9.	Original Loan Amount
10.	Origination Date
11.	First Payment Date
12.	Current Loan Amount
13.	Current Interest Rate
14.	Current P&I Payment Amount
15.	Scheduled Balance
16.	Scheduled Due Date
17.	Next Rate Adjustment Date
18.	Next Payment Adjustment Date
19.	Loan Term
20.	Loan Type
21.	Servicing Fee
22.	Product Type
23.	Property Type
24.	Ownership Code
25.	Actual Due Date
26.	Delinquency Status
27.	Reason for Default
28.	FC Flag
29.	Date Loan Reinstated
30.	FC Suspended Date
31.	Reason Suspended
32.	FC Start Date (referral date)
33.	Actual Notice of Intent Date
34.	Actual First Legal Date
35.	Date Bid Instructions Sent
36.	Date F/C Sale Scheduled
37.	Foreclosure Actual Sale Date
38.	Actual Redemption End Date
39.	Occupancy Status
40.	Occupancy Status Date
41.	Actual Eviction Start Date
42.	Actual Eviction Complete Date
43.	Loss Mit Workstation Status
44.	Loss Mit Flag
45.	Loss Mit Type
46.	Loss Mit Start Date
47.	Loss Mit Approval Date
48.	Loss Mit Removal Date
49.	REO Flag
50.	Actual REO Start Date
51.	REO List Date
52.	REO List Price
53.	Date REO Offer Received
54.	Date REO Offer Accepted
55.	REO Scheduled Close Date
56.	REO Actual Closing Date
57.	REO Net Sales proceeds
58.	REO Sales Price
59.	Paid Off Code
60.	Paid in Full Date
61.	MI Certificate Number
62.	MI Cost
63.	Other Advance Expenses
64.	T&I Advances
65.	Interest Advances
66.	Liquidation Status
67.	BK Atty Fees & Costs
68.	FC Atty Fees & Costs
69.	Eviction Atty Fees & Costs
70.	Appraisal, BPO Costs
71.	Property Preservation Fees
72.	Actual Claim Filed Date
73.	Actual Claim Amount Filed
74.	Claim Amount Paid
75.	Claim Funds Received Date
76.	Realized Gain or Loss
77.	BK Flag
78.	Bankruptcy Chapter
79.	Actual Bankruptcy Start Date
80.	Actual Payment Plan Start Date
81.	Actual Payment Plan End Date
82.	Date POC Filed
83.	Date Filed Relief/Dismissal
84.	Relief/Dismissal Hearing Date
85.	Date Relief/Dismissal Granted
86.	Post Petition Due Date
87.	Prepayment Flag
88.	Prepayment Waived
89.	Prepayment Premium Collected
90.	Partial Prepayment Amount Collected
91.	Prepayment Expiration Date
92.	Origination Value Date
93.	Origination Value Source
94.	Original Value Amount
95.	FC Valuation Amount
96.	FC Valuation Source
97.	FC Valuation Date
98.	REO Value Source
99.	REO Value(As-is)
100.	REO Repaired Value
101.	REO Value Date
102.	Investor/Security Billing Date Sent

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

_________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having an office at __________________ (“Assignor”) and _________________________________, a __________________ corporation having an office at __________________ (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, with respect to the Mortgage Loans identified on Exhibit A hereto (the “Mortgage Loans”) in, to and under that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-FLOW (the “Flow Mortgage Loan Purchase, Warranties and Servicing Agreement”), dated as of August 1, 2003, by and among Lehman Brothers Bank, FSB (the “Purchaser”) and Greenpoint Mortgage Funding Inc. (the “Seller”) and that certain Custodial Agreement dated as of [____] (the “Custodial Agreement”), by and between [____] (the “Custodian”).

2.

The Assignor warrants and represents to, and covenants with, the Assignee that:

a.

The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement or the Mortgage Loans;

c.

The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement or the Mortgage Loans; and

d.

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.

The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

a.

The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.

The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.

The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d.

The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 33 Act;

e.

The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.

The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

g.

Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.

Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement is:

________________________

________________________

________________________

Attention:________________

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement are:

______________________________

______________________________

______________________________

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

LEHMAN BROTHERS, FSB (Assignor)	[______________________] (Assignee)

By:__________________________ Its:__________________________	By:__________________________ Its:__________________________

Taxpayer Identification No.	Taxpayer Identification No.

EXHIBIT H

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Greenpoint Mortgage Funding Inc., a corporation organized under the laws of the state of [_______], (the “Seller”) and further as follows:

1.

Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of incorporation of the Seller which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.

Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Seller which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.

Attached hereto as Exhibit 3 is an original certificate of good standing of the Seller issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.

Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Seller authorizing the Seller to execute and deliver each of the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2003-FLOW dated August 1, 2003 by and between the Seller and Lehman Brothers Bank, FSB (the “Purchaser”) (the “Purchase Agreement”) and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.

Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

6.

Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

7.

There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Purchase Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

8.

Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Seller, signed (a) the Purchase Agreement and (b) any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Seller, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.

The Seller is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

10.

The Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

I, ________________________, an [Assistant] Secretary of Greenpoint Mortgage Funding Inc., hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Seller and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

EXHIBIT 5 to
Seller’s Officer’s Certificate

Name

Title

Signature

______________________

______________________

______________________

______________________

______________________

EXHIBIT I

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Lehman Brothers Bank, FSB
745 Seventh Avenue
5th Floor
New York, New York 10019

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to Greenpoint Mortgage Funding Inc. (the “Seller”), with respect to certain matters in connection with the sale by the Seller of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement by and between the Seller and Lehman Brothers Bank, FSB (the “Purchaser”), Group No. 2003-FLOW dated as of August 1, 2003 (the “Purchase Agreement”) which sale is in the form of whole loans, serviced pursuant thereto. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1.

the Purchase Agreement;

2.

the form of Assignment of Mortgage;

3.

the form of endorsement of the Mortgage Notes; and

4.

such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Seller contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.

The Seller is a corporation duly formed, validly existing and in good standing under the laws of the state of [_______] and is qualified to transact business in, and is in good standing under, the laws of the state of [________].

2.

The Seller has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement, and to perform and observe the terms and conditions of such Agreement.

3.

The Purchase Agreement has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.

The Seller has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and by original signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original signature of the officer at the Seller executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Seller.

5.

Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Purchase Agreement or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

6.

Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

7.

There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Purchase Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

8.

The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

9.

The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Seller from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

__________________________________
[Name]
[Assistant] General Counsel

EXHIBIT J-1

SECURITY RELEASE CERTIFICATION

___________________, 200_

Federal Home Loan Bank of
______(the “Association”)
_____________________________
_____________________________
_____________________________

Attention: _____________________________-
_____________________________________

Re:

Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Greenpoint Mortgage Funding Inc., a corporation formed pursuant to the laws of the state of [_______] (the “Seller”) has committed to sell to Lehman Brothers Bank, FSB under a Flow Mortgage Loan Purchase, Warranties and Servicing Agreement Group No. 2003-FLOW, dated as of August 1, 2003, certain mortgage loans originated by the Seller. The Seller warrants that the mortgage loans to be sold to Lehman Brothers Bank, FSB on this date pursuant to the Acknowledgment and Conveyance Agreement dated as of ________ (the “Related Loans”) are in addition to and beyond any collateral required to secure advances made by the Association to the Seller.

The Seller acknowledges that the Related Loans shall not be used as additional or substitute collateral for advances made by the Association. Lehman Brothers Bank, FSB understands that the balance of the Seller’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the Related Loans.

Very truly yours,

Greenpoint Mortgage Funding Inc.

By:__________________________

Name:

Title:

Date:

Acknowledged and approved:

FEDERAL HOME LOAN BANK OF

_______________________________

By:______________________________

Name:

Title:

Date:

EXHIBIT J-2

SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Lehman Brothers Bank, FSB from the Seller named below pursuant to that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, Group No. 2003-FLOW, dated as of August 1, 2003 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Brothers Bank, FSB pursuant to the Acknowledgment and Conveyance Agreement dated as of __________.

Name and Address of Financial Institution

_____________________________
                       (name)

_____________________________
                     (Address)

By:____________________________________

II.  Certification of Release

The Seller named below hereby certifies to Lehman Brothers Bank, FSB, that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Brothers Bank, FSB, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Greenpoint Mortgage Funding Inc.

By:_______________________________

Name:

Date:

EXHIBIT C

Assignment and Assumption Agreement

EXHIBIT D

EXHIBIT F-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

FIELD NAME	DESCRIPTION
% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO's or Appraisals
Bankruptcy Chapter	Bankruptcy Chapter 7, 11, 13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court
Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure
FC Valuation Date	The date the property value was determined for the purpose of foreclosure
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Gaurantee %	VA Gaurantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Gaurantee Certificate Number	VA Loan Gaurantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no longer a viable option
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod,etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account
Origination Date	The date the closing occurred to originate the loan
ORIGINATION VALUE DATE	The date the original Value Amount was determined
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value(As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

EXHIBIT E

Mortgage Loan Schedule

[To be retained in separate files at Washington, DC offices of McKee Nelson LLP]

EXHIBIT F

[Date]

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention:  Mortgage Finance SASCO 2004-11XS

Aurora Loan Services Inc.

2530 South Parker Road, Suite 601

Aurora, Colorado 80014

Attn:  E. Todd Whittemore

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois  60674

Attention:  Asset Backed Securities Trust Services Group – SASCO 2004-11XS

Reference is made to the Reconstituted Servicing Agreement dated as of May 1, 2004 (the “Agreement”), by and between Lehman Brothers Holdings Inc., as seller (the “Seller”), and Greenpoint Mortgage Funding, Inc., as servicer (the “Servicer”), and acknowledged by Aurora Loan Services, Inc., as master servicer (the “Master Servicer”), and LaSalle Bank National Association, as trustee (the “Trustee”).  I, [identify the certifying individual], a [title] of the Servicer, hereby certify to the Master Servicer, the Trustee and Structured Asset Securities Corporation (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the “Servicing Information”).

2.

Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

3.

Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement; and

4.

I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under this Agreement.

GREENPOINT MORTGAGE FUNDING, INC.

By:

Name:

Title: